UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2006
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
Mikohn Gaming Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
1. Restricted Stock Withholding
     Pursuant to the Company’s Employee Stock Incentive Plan, dated February 25, 2003 (the “Restricted Stock Plan”), the Company is permitted to satisfy any federal, state or local tax withholding obligation related to grants made under the Restricted Stock Plan by withholding shares of Company Common Stock from vested shares issuable to participants under the Restricted Stock Plan.
     The Company withheld of a portion of vested shares issuable to two executive officers under the Restricted Stock Plan, to satisfy the tax withholding obligations related to the vesting of those shares. The two executive officers filed Form 4s on April 3, 2006 for the sole purpose of disclosing the vesting of the shares issuable under the restricted stock plan and the related repurchase by the Company of a portion of the shares to satisfy tax withholding obligations. Each executive retained the remainder of the vested shares.
2. Stock Options Grants
     The Company has granted stock options to our directors in accordance with our Director Stock Option Plan, as amended, dated June 22, 2005. These directors filed Form 4s on April 3, 2006 for the sole purpose of disclosing the grant of these shares.
3. Exercise of Options and Sale of Shares by Selling Shareholders in November 2005 follow-on equity offering
     On November 9, 2005, we completed a follow-on equity offering. One executive officer and one director sold shares in connection with this offering. These individuals filed Form 4s on April 3, 2006 for the sole purpose of disclosing the exercise of options and sale of shares.
4. Report of holdings
     On September 15, 2005, Robert B. Ziems was appointed Executive VP and General Counsel of the Company. Mr. Ziems has filed a Form 3 Initial Statement of Beneficial Ownership of Securities pursuant to Section 16(a) on April 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation
Date: April 4, 2006	By:	/s/ Michael A. Sicuro
Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer